SOUTHERN RAILWAY COMPANY
                        ARTICLES OF AMENDMENT

          1. The name of the Corporation, as is now appears on the records of the State Corporation Commission, is SOUTHERN RAILWAY COMPANY.

          2. These Articles of Amendment shall be effective as of 11:59 p.m., December 31, 1990.

          3. The text of the amendment adopted is as follows:

           Strike Article I of the Company's Restated Articles
                    of Incorporation and substitute in
                      lieu thereof the following:

                               ARTICLE I

               The name of the Corporation is NORFOLK
                       SOUTHERN RAILWAY COMPANY.

          4. The amendment was adopted on December 14, 1990.

          5. The Board of Directors, by unanimous written consent effective September 26, 1990, proposed and recommended adoption of the amendment and directed that it be submitted to a vote at a Special Meeting of Stockholders on December 14, 1990.

          The Company's two classes of stock with shares outstanding are its (i) Common Stock, having a stated value of $10.00 per share ("Common"), and (ii) $2.60 Cumulative Preferred Stock Series A ("Preferred"), no dividend on which is in arrears. Because of the nature of the proposed amendment, which changes the name of the Company only, neither Virginia law nor the Company's Restated Articles of Incorporation entitles holders of Common or of Preferred to a class vote.

          As of the record date of October 19, 1990, there were issued and outstanding a total of 17,866,128 shares of all such stock (1,197,131 shares of Preferred and 16,668,997 shares of Common), of which 17,765,015 shares were entitled to one vote per share on the amendment. On December 14, 1990, 17,467,200 shares were voted for, and 47,284 shares were voted against, the amendment. The amendment thus received on that date a sufficient number of votes, more than two thirds of the votes entitled to be cast, to be approved.


                                   SOUTHERN RAILWAY COMPANY

                                   By /s/ Arnold B. McKinnon
                                           Arnold B. McKinnon
                                   President and Chief Executive Officer

                  [SEAL]           Attest /s/ Mahlon D. Edwards
                                           Mahlon D. Edwards
                                           Corporate Secretary
Dated: December 14, 1990.

                                                      EXHIBIT A

               RESTATED ARTICLEDS OF INCORPORATION
                               OF
                   SOUTHERN RAILWAY COMPANY

                            ARTICLE I

     The name of the Corporation is SOUTHERN RAILWAY COMPANY.

                            ARTICLE II

     The purposes of the Corporation are to conduct the business of a railroad anywhere in the United States of America and elsewhere; to engage generally in the business of transportation as a carrier of passengers, mail, express, and all kinds and classifications of freight, petroleum, natural gas, and all other things of every kind and nature, by means of railroad, motor vehicles, and aircraft; and to conduct without the State of Virginia any other business that may be authorized by law.

                             ARTICLE III

     The Corporation shall have authority to issue the following shares:
            Serial Preferred Stock:     10,000,000 shares
            Serial Preference Stock:    10,000,000 shares
            Common Stock:               50,000,000 shares

All shares shall be without par value.

     The following Divisions of this Article III state the respective matters listed below:

       Division                  Subject Matter

          A         The relative rights of the Serial Preferred Stock.

          B         The particular rights of the $2.60 Cumulative
                    Preferred Stock, Series A.

          C         The relative rights of the Serial Preference Stock.

          D         The particular rights of the $3.00 Cumulative
                    Convertible Preference Stock, Series A.

          E         The rights of the Common Stock.

          F         Implementation.

                              DIVISION A

                        Serial Preferred Stock

     1. Issuance in Series. The Board of Directors is hereby empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(h), both inclusive, of this Section 1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

     The shares of the Serial Preferred Stock of different series may vary as to:

          (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

          (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

          (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

          (d) the price at and the terms and condition on which shares may be redeemed;

          (e) the amount payable upon shares in event of involuntary liquidation;

          (f) the amount payable upon shares in event of voluntary liquidation;

          (g) any sinking fund provisions for the redemption or purchase of shares; and

          (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

     The shares of all series of Serial Preferred Stock shall be identical except as, within the limitations set forth in this Section 1, shall have been fixed herein or otherwise fixed and determined by the Board of Directors prior to the issuance thereof. All shares of each series of Serial Preferred Stock shall be equal in all respects.

     2. Dividends. The holders of the Serial Preferred Stock of each series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividend shall be payable on such dates as shall be fixed for such series. Dividends, if cumulative and in arrears, shall not bear interest.

     No dividends shall be declared or paid upon or set apart for the Serial Preference Stock, for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect of dividends or assets (hereinafter called Junior Stock), and no shares of Serial Preference Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefor, unless and until full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and unless and until all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, to the extent that holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial
Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments.
The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

     3. Preference on Liquidation, etc. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Serial Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Serial Preference
Stock, the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this Section
3 and of Division B of this Article III, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preferred Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for payment thereon; provided, however, that, if the dividends on such shares shall not be fully cumulative, such expression shall mean the dividends, if any, cumulative in respect of such shares for the period stated in the articles of serial designation creating such shares less all dividends paid in or with respect to such period.

                             DIVISION B

             $2.60 Cumulative Preferred Stock, Series A

     1. Designation. 1,198,611 shares of Serial Preferred Stock are hereby designated as shares of $2.60 Cumulative Preferred Stock, Series A, stated value $50 per share (the Series A Preferred). The Board of Directors shall have the power to designate additional shares of Serial Preferred Stock as shares of the Series A Preferred and to designate shares of the Series A Preferred not theretofore issued or theretofore issued and reacquired and retired as shares of other series.

     2. Dividends. Dividends on the shares of the Series A Preferred shall be payable quarterly on March 15, June 15, September 15 and December 15 of each year at the annual rate of $2.60 per share in respect of the three months' period ending on the last day of the calendar month immediately preceding the month of each dividend payment date (each such three months' period being hereinafter in this Division B referred to as a Dividend Payment Quarter).
Dividends shall be cumulative from December 1, 1978, in respect of all shares issued prior to March 1, 1979, and, in respect of all shares issued on or after March 1, 1979, from the first day of the Dividend Payment Quarter during which such shares are issued.

     3. Redemption and Purchase. The Corporation may, at its option expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Series A Preferred at the fixed redemption price of $50 per share plus all dividends accrued or in arrears thereon to the date fixed for redemption.
Notice of any proposed redemption of the Series A Preferred shall be given by publication at least once in one newspaper printed in the English language and customarily published on each business day and, wherever published, of general circulation in the Borough of Manhattan, City and State of New York, the publication in each such newspaper to be at least thirty days, and not more than ninety days, prior to the date fixed for such redemption. Notice of any proposed redemption of the Series A Preferred shall also be given by the Corporation by mailing a copy of such notice, at least thirty days, and not more than ninety days, prior to the date fixed for such redemption, to the holders of record of the Series A Preferred to be redeemed at their respective addresses then appearing on the books of the Corporation, but neither failure to mail such copy nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Preferred so to be redeemed. In case of the redemption of a part only of the Series A Preferred at the time outstanding, the Corporation shall select by lot or pro rata, as the board of Directors may determine, the shares so to be redeemed.

     On or at any time before the redemption date, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United
States of America or of the State of New York, doing business in the Borough of Manhattan, City and State of New York, and having capital, surplus and undivided profits aggregating at least $50,000,000, designated in such notice of redemption. Upon completing the publication as hereinabove provided of the notice of such redemption or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction to begin promptly and complete such publication of notice and upon the making of such deposit in trust, then all shares with respect to the redemption of which such deposit shall have been made and such publication completed or authorization therefor given shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

     Subject to the limitations contained in these articles, the Corporation may also from time to time purchase or otherwise acquire for a consideration shares of the Series A Preferred.
Shares of the Series A Preferred redeemed, purchased or otherwise acquired by the Corporation, may be resold or may be retired, , but such retirement shall not reduce the maximum authorized amount of the Serial Preferred Stock and such shares shall become authorized and unissued shares of Serial Preferred Stock undesignated as to series.

     4. Liquidation. The fixed liquidation price for the shares of Series A Preferred, both on voluntary and involuntary liquidation, shall be $50 per share plus all dividends accrued and in arrears to the date of payment.

     5.  Sinking Fund; Conversion; Participation.  The shares of
Series A Preferred shall not be entitled to the benefit of any sinking fund nor shall they have any right of conversion or participation.

     6. Voting Rights. A. The holders of the shares of the Series A Preferred shall be entitled to one vote per share on all matters.

     B. In addition, without the favorable vote of the holders of more than two-thirds of the outstanding shares of the Series A Preferred voting as a separate class at a meeting called in accordance with the provisions of the Virginia Stock Corporation Act and the by-laws of the Corporation, the Corporation shall not take any of the following actions:

          (i) alter, change or amend any of the provisions of the Restated Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplementary thereto, or of the by-laws of the Corporation, so as to affect materially and adversely the designations, preferences, limitations, voting rights or relative or other rights of any nature of the holders of the shares of the Series A Preferred; or

          (ii) authorize, create or issue a new class, or change a class with subordinate and inferior rights into a class, of shares having rights and preferences prior or equal to the rights and preferences of the holders of shares of the Series A Preferred.

     C. Without the favorable vote of the holders of a majority of the outstanding shares of the Series A Preferred voting as a separate class at a meeting called in accordance with the provisions of the Virginia Stock Corporation Act and the by-laws of the Corporation, the Corporation shall not issue any additional shares of Serial Preferred Stock, whether shares of the Series A Preferred or of any other series or class now or hereafter designate, unless, during a period of twelve consecutive calendar months ending within the fifteen calendar months preceding the date of issuance of such additional shares of Serial Preferred Stock, the aggregate of

     (a)   net income for such period of twelve months;

     (b) all income taxes, federal, state, local and foreign, accrued during such period of twelve months; and

     (c) interest expense accrued during such period of twelve months;

is at least 150% of the aggregate of

     (x) interest expense accrued during such period of twelve months; and

     (y) all dividends declared on shares of Serial Preferred Stock and on any class of shares having rights and preferences prior or equal to the rights and preferences of the holders of the shares of Series A Preferred during such period of twelve months plus the aggregate amount of the dividends proposed to be paid during a period of twelve months on the shares of Serial Preferred Stock proposed to be issued, as determined on a consolidated basis for the Corporation and its subsidiaries in accordance with generally accepted accounting principles applicable to common carriers applied on a consistent basis and excluding all non-recurring extraordinary items of income and expense and all items of income or expense attributable to the results of discontinued operations; but nothing in this clause C shall prevent the initial issuance of all of the shares hereby designated as shares of the Series A Preferred.

     D. If and whenever dividends on any shares of any series of the Serial Preferred Stock shall not have been paid, in whole or in part, for six quarterly dividend periods, whether or not consecutive, and whether or not such dividends shall be cumulative, then the number of the Directors of the Corporation shall be increased by two and the holders of the Series A Preferred shall be entitled, voting as a class together with the holders of any other series of the Serial Preferred Stock on the holders of which this right to vote has been conferred by the Certificate of Serial Designation creating such series (the shares of all such other series on the holders of which such right is so conferred and the Series A Preferred being hereinafter collectively called the Director Voting Preferred), to elect such two additional directors. Any vacancy among the directors elected by the holders of the Director Voting Preferred shall be filled by the vote of the other director elected by such stockholders, or, if not filled with reasonable promptness by such remaining director, may be filled by the holders of the Director Voting Preferred at a meeting thereof called for the purpose upon the notice hereinafter provided.

     At any time when such voting rights shall become vested in the holders of the Director Voting Preferred, the Board of Directors or a proper officer of the Corporation shall, upon written request of the holders of record of not less than 10% of the number of shares of the Director Voting Preferred then outstanding, addressed and delivered to any officer of the Corporation, call a special meeting of all holders of the Director Voting Preferred then entitled to vote for the election of directors.
Such special meeting shall be called within 15 days after delivery to an officer of the Corporation of a written request therefor and shall be held within 45 days after the delivery of such request at the place designated by the by-laws for the holding of annual meetings of the stockholders. It shall be the duty of the Secretary or other proper officer of the Corporation to give such notice as is required by law of the time, place and purpose of such meeting to each stockholder of the Corporation.

     If such special meeting shall not be so called within 15 days after service of such request upon an officer of the Corporation, or within 20 days after mailing the same within the United States of America by registered mail addressed to an officer of the Corporation at its principal business office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of not less than 10% of the shares of the Director Voting Preferred then outstanding may designate in writing one of their number to call such special meeting, and such special meeting may be called by such person upon like notice as above provided, to be held at such place as may be designated in the notice of such meeting. Any holder of the Director Voting Preferred so designated shall have immediate access to the stock record books of the Corporation for the purpose of causing such meeting to be called at the expense of the Corporation pursuant to these provisions.

     On the date of any such special meeting, called and held as aforesaid, for the election of directors, the number of directors of the Corporation shall be increased by two to permit the election by the holders of the Director Voting Preferred of the number of directors permitted by this clause D.

     At any meeting at which the holders of the Director Voting Preferred shall be entitled to elect directors, the holders of one third of the then outstanding shares of the Director Voting Preferred, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be a quorum shall be sufficient to elect the members of the Board of Directors which the holders of the Director
Voting Preferred are entitled to elect as hereinabove provided.
The absence of a quorum of the holders of any other class of stock at the time outstanding shall not affect the exercise of such voting rights by the holders of the Director Voting Preferred.

     The voting rights of the holders of the Director Voting Preferred shall continue until all arrearages of dividends on all series of the Serial Preferred Stock shall have been declared and paid. At that time the voting rights of the Director Voting Preferred shall terminate and the terms of office of all directors elected by the holders of the Director Voting Preferred shall forthwith terminate, subject to such voting rights being revived upon recurrence of the conditions described above as giving rise therefor.

                           DIVISION C

                    Serial Preference Stock

     1. ISSUANCE IN SERIES. The Board of Directors is hereby empowered to cause the Serial Preference Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(h), both inclusive, of this Section 1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

     The shares of the Serial Preference Stock of difference series may vary as to:

        (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares hereof from the shares of all other series and classes;

        (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

        (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

        (d) the price and the terms and conditions on which shares may be redeemed;

        (e) the amount payable upon shares in event of involuntary liquidation;

        (f) the amount payable upon shares in event of voluntary liquidation;

        (g) any sinking fund provisions for the redemption or purchase of shares; and

        (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversation.

     The shares of all series of Serial Preference Stock shall be identical except as, within the limitations set forth in this
Section 1, shall have been fixed herein or otherwise fixed an determined by the Board of Directors prior to the issuance thereof. All shares of each series of Serial Preference Stock shall be equal in all respects.

    2. DIVIDENDS.  The holders of the Serial Preference Stock of each series shall be entitled to receive, after prior satisfaction of all rights of the holders of the Serial Preferred Stock with respect to dividends and sinking fund obligations, and if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right.  Such dividend shall be payable on such dates
as shall be fixed for such series.   Dividends, if cumulative and
in arrears, shall not bear interest.

    No dividends shall be declared or paid upon or set apart for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preference Stock in respect of dividends or assets (hereinafter called Subordinate Stock) and no shares of Common Stock or Subordinate Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefore, unless and until full dividends on the outstanding Serial Preference Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preference Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and unless and until all mandatory sinking fund payments that shall have become due in respect of all series of the Serial Preference Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preference Stock at the dividend rate or rates therefor, to the extent that holders of the Serial Preference Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preference Stock shall have been made, no distribtutions shall be made to the holders of the Serial Preference Stock of any series unless distributions are made to the holders of the Serial Preference Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preference Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

    3.  PREFERENCE ON LIQUIDATION, ETC.   In the event of any
liquidation, dissolution or winding up of the Corporation, and after prior satisfaction of all claims of holders of the Serial Preferred Stock, the holders of the Serial Preference Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or any Subordinate Stock; but the holders of the Serial Preference Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preference Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preference Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this Section 3 and of Division D of this Article III, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preference Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for paymnent thereon; provided however, that, if the dividends on such shares shall not fully cumulative, such expression shall mean the dividends cumulative, if any, in respect of such shares for the period stated in the articles of serial designation creating such shares less all dividends paid in or with respect to such period.


                                 DIVISION D

         $3.00 CUMULATIVE CONVERTIBLE PREFERENCE STOCK, Series A

     1. DESIGNATION. 366,112 shares of Serial Preference Stock are hereby designated as shares of $3.00 Cumulative Convertible Preference Stock, Series A, stated value $50 per share (the Series A Preference).
The Board of Directors shall have the power to designate additional shares of Serial Preference Stock as shares of the Series A Preference and to designate shares of the Series A Preference not theretofore issued or theretofore issued and reacquired and retired as shares of other Series.

     2. DIVIDENDS.   Dividends on the shares of the Series A
Preference shall be payable quarterly on March 15, June 15, September 15 and December 15 of each year at the annual rate of $3.00 per share in respect of the three months' period ending on the last day of the calendar month immediately preceding the month of each dividend payment date (each such three months' period being hereinafter in this Division D referred to as a Dividend Payment Quarter). Dividends shall be cumulative from December 1, 1978, in respect of all shares issued prior to March 1, 1979, and, in respect of all shares issued on or after March 1, 1979, from the first day of the Dividend Payment Quarter during which such shares are issued.

     3. REDEMPTION AND PURCHASE. The Corporation may, at its option expressed by resolution of its Board of Directors, at any time or from time to time, redeem the whole or any part of the Series A
Preference at the fixed redemption price for such series. During
1979, the fixed redemption price for the shares of Series A Preference shall be $53 per share, with the fixed redemption price to be reduced at a rate of 50 cents per share during each succeeding calendar year until the calendar year 1985 when the redemption price shall be $50 per share and shall remain unchanged thereafter. In addition, the redemption price shall at all times include all dividends accrued or in arrears thereon to the date fixed for redemption. Notice of any proposed redemption of the Series A Preference shall be given by publication at least once in one newspaper printed in the English language and customarily published on each business day and, wherever published, of general circulation in the Borough of Manhattan, City and State of New York, the publication in each such newspaper to be at least thirty days, and not more than ninety days, prior to the date fixed for such redemption. Notice of any proposed redemption of the Series A Preference shall also be given by the Corporation by mailing a copy of such notice, at least thirty days, and not more than ninety days, prior to the date fixed for such redemption, to the holders of record of the Series A Preference to be redeemed, at their respective addresses then appearing on the books of the Corporation; but neither failure to mail such copy nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series A Preference so to be redeemed. In case of the redemption of a part only of the Series
A Preference at the time outstanding, the Corporation shall select by lot or pro rata, as the Board of Directors may determine, the shares so to be redeemed.

     On or at any time before the redemption date, the Corporation shall deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, City and State of New York, and having capital, surplus and undivided profits aggregating at least $50,000,000, designated in such notice of redemption. Upon completing the publication as hereinabove provided of the notice of such redemption or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction to begin promptly and complete such publication of notice and upon the making of such deposit in trust, then all shares with respect to the redemption of which such deposit shall have been made and such publication completed or authorization therefor given shall, whether or not the certificates therefor shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest.

   Subject to the limitations contained in these articles, the Corporation may also from time to time purchase or otherwise acquire for a consideration shares of the Serial Preference. Shares of Series A Preference redeemed, purchased or otherwise acquired by the Corporation, may be resold or may be retired, but such retirement shall not reduce the maximum authorized amount of the Serial Preference Stock and such shares shall become authorized and unissued shares of Serial Preference Stock undesignated as to series.

   4. LIQUIDATION. The fixed liquidation price for the shares of the Series A Preference, upon voluntary liquidation, shall be the then current redemption price plus all dividends accrued and in arrears to the date of payment. The fixed liquidation price, upon involuntary liquidation, shall be $50 per share plus all dividends accrued and in arrears to the date of payment.

   5. SINKING FUND; PARTICIPATION. The shares of Series A Preference shall not be entitled to the benefit of any sinking fund nor shall they have any right of participation.

   6. VOTING RIGHTS. A. The holders of the shares of the Series A Preference shall be entitled to one vote per share on all matters. In addition, without the favorable vote of the holders of more than two-thirds of the outstanding shares of the Series A Preference voting as a separate class at a meeting called in accordance with the provisions of the Virginia Stock Corporation Act and the by-laws of the Corporation, the Corporation shall not alter, change or amend any of the provisions of the Restated Articles of Incorporation of the Corporation or of any certificate amendatory thereof or supplementary thereto, or of the by-laws of the Corporation, so as to affect materially and adversely the designations, preferences, limitations, voting rights or relative or other rights of any nature of the holders of the shares of the Series A Preference.

   B. If and whenever six quarterly dividends on any shares of any series of the Serial Preference Stock shall be in arrears, in whole or in part, whether or not consecutive, then the number of the Directors of the Corporation shall be increased by two and the holders of the Series A Preference shall be entitled, voting as a class together with the holders of any other series of the Serial Preference Stock on the holders of which this right to vote has been conferred by the Certificate of Serial Designation creating such series (the shares of all such other series on the holders of which such right is so conferred and the Series A Preference being hereinafter collectively called the Director Voting Preference), to elect such two additional directors. These directors shall be in addition to the directors that may be elected by the holders of certain series of the Serial Preferred Stock. Any vacancy among the directors elected by the holders of the Director Voting Preference shall be filled by the vote of the other director elected by such stockholders, or, if not filled with reasonable promptness by such remaining director, may be filled by the holders of the Director Voting Preference at a meeting thereof called for the purpose upon the notice hereinafter provided.

   At any time when such voting rights shall become vested in the holders of the Director Voting Preference, the Board of Directors or a proper officer of the Corporation shall, upon written request of the holders of record of not less than 10% of the number of shares of the Director Voting Preference then outstanding, addressed and delivered to any officer of the Corporation, call a special meeting of all holders of the Director Voting Preference then entitled to vote for the election of directors. Such special meeting shall be called within 15 days after delivery to an officer of the Corporation of a written request therefor and shall be held within 45 days after the delivery of such request at the place designated by the by-laws for the holding of annual meetings of the stockholders. It shall be the duty of the Secretary or other proper officer of the Corporation to give such notice as is required by law of the time, place and purpose of such meeting to each stockholder of the Corporation.

    If such special meeting shall not be so called within 15 days after service of such request upon an officer of the Corporation, or within 20 days after mailing the same within the United States of America by registered mail addressed to an officer of the Corporation at its principal business office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of not less than 10% of the shares of the Director Voting Preference then outstanding may designate in writing one of their number to call such special meeting, and such special meeting may be called by such person upon like notice as above provided, to be held at such place as may be designated in the notice of such meeting. Any holder of the Director Voting Preference, so designated, shall have immediate access to the stock record books of the Corporation for the purpose of causing such meeting to be called the expense of the Corporation pursuant to these provisions.

    On the date of any such special meeting called and held as aforesaid, for the election of directors, the number of directors of the Corporation shall be increased by two to permit the election by the holders of the Director Voting Preference of the number of directors permitted by this clause B.

    At any meeting at which the holders of the Director Voting Preference shall be entitled to elect directors, the holders of one-third of the then outstanding shares of the Director Voting Preference, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of the Director Voting Preference are entitled to elect as hereinabove provided. The absence of a quorum of the holders of any other class of stock at the time outstanding shall not affect the exercise of such voting rights by the holders of the Director Voting Preference.

    The voting rights of the holders of the Director Voting Preference shall continue until all arrearages of dividends on all series of the Serial Preference Stock shall have been declared and paid. At that time, the voting rights of the Director Voting Preference shall terminate and the terms of office of all directors elected by the holders of the Director Voting Preference shall forthwith terminate, subject to such voting rights being revived upon recurrence of the conditions described above as giving rise thereto.


    7.   CONVERSION RIGHT.   A.  The Series A Preference shall be
convertible at any time prior to redemption at the option of the holders thereof into fully paid and nonassessable shares of Common Stock of the Corporation, subject to the terms and provision of this
Section 7, at the rate of one share of Common Stock for each share of Series A Preference, subject to adjustment pursuant to clause B below. The conversion shall be made at the office of the transfer agent for the Corporation in New York, New York, or Richmond, Virginia, and at such other place or places, if any, as the Board of Directors may determine. All shares of Series A Preference surrendered for conversion shall be endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank and shall be accompanied by a notice stating that the holder desires to convert such shares into Common Stock. As promptly as practicable after the receipt of the notice to convert and the surrender of such stock as aforesaid, the Corporation shall, subject to clause D below, issue and deliver at such office or agency to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions of this Section 7 and cash, as provided in paragraph
(vi) of clause B below, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the notice to convert, along with the certificate or certificates for the stock to be converted, shall have been delivered and surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such date the holder or holders of record of the shares represented thereby. Upon conversion, the Corporation shall not make any payment or adjustment on account of accrued dividends on the Series A Preference surrendered for conversion. Whenever reference is made in this Section 7 to Common Stock, the term Common Stock shall mean stock of the Corporation of any class, whether now or hereafter authorized which has the right to participate in the distribution of earnings of the Corporation without limit as to amount or percentage.

   B. The number of shares of Common Stock into which shares of Series A Preference are convertible shall be subject to adjustment from time to time only upon the happening of any of the following events on or after January 1, 1978:

       (i) In case the Corporation shall (1) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend declared payable in shares of Common Stock, (2) subdivide the outstanding shares of Common Stock or (3) combine the outstanding shares of Common Stock into a smaller number of shares, each holder of shares of Series A Preference shall thereafter be entitled upon the conversion of each share thereof held by him to receive for each such share the number of shares (including any fraction of a share) of Common Stock which he would have owned or have been entitled to receive after the happening of that one of the events described above which shall have happened had such share of Series A
Preference been converted immediately prior to the happening of such event into the shares of Common Stock into which it was then convertible, such adjustment to became effective immediately after the opening of business on the day next following (x) the record date for any such dividend or (y) the day upon which such subdivision or combination shall become effective, as appropriate.

       (ii) In case of any reclassification of Common Stock or the consolidation or merger of the Corporation with or into another corporation or in case of any sale or conveyance to another corporation of all or substantially all the property of the Corporation, each holder of shares of Series A Preference shall have the right thereafter to convert each share held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such reclassification, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock Into which such share might have been converted immediately prior to such reclassification, consolidation, merger, sale or conveyance, and shall have no other conversion rights;
in any such event, effective provision hall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provision set forth herein for the protection of the conversion rights of the shares of Series A Preference shall thereafter be applicable, as nearly as reasonably may be, to any such other hares of stock, other securities, cash and property deliverable upon conversion of the shares of Series A Preference, or other convertible stock or securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of Series A Preference, or other convertible stock or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case Securities other than Common Stock, cash or property shall be issuable, payable or deliverable by the Corporation upon conversion as aforesaid, then all references in this Section
7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities, cash or property.

       (iii) In case the Corporation shall issue rights or warrants to holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of such Common Stock (as defined in paragraph (v) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the number of shares of Common Stock into which each share of Series A Preference shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Preference was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective as of the opening of business on the date on which such rights or warrants are issued. The provisions of this paragraph (iii) shall not apply to any rights with respect to any shares of Common Stock issued pursuant to any stock option, stock purchase or other employee benefit plan.

    (iv) In case the Corporation shall distribute to the holders of its Common Stock evidences of its indebtedness or assets or shares of stock of any class other than its Common Stock (excluding distributions referred to in paragraph (i) above as to which an adjustment is thereby required and cash dividends to the extent permitted under applicable state law) or rights or warrants to subscribe for evidences of indebtedness or assets (excluding those referred to in paragraph (iii) above), then in each such case the number of shares (including any fraction of a share) of Common Stock into which each share of Series A Preference shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series
A Preference was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (v) below) at the record date for the determination of stockholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a statement filed at each office designated for the conversion of Series A Preference) of the portion of the assets or evidences of indebtedness or of the shares or of such subscription rights or warrants so distributed applicable to one share of Common Stock. Such adjustment shall become effective as of the opening of business on the date on which such distribution is made.

    (v) For the purpose of any computation under paragraphs (iii) and (iv) above, the current market price per share of Common
Stock at any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days commencing
45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange. The term "business day" as used in this paragraph (v) means any day on which said Exchange shall be open for trading.

    (vi) No fractional share of Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid to each holder of shares of Series A Preference surrendered for conversion who but for the provisions of this paragraph (vi) would be entitled to receive a fraction of a share on such conversion, as soon as practicable after the date such shares are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the last reported sale price regular way on the day immediately preceding the date upon which shares are surrendered for conversion, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange.

    (vii) No adjustment in the number of shares of Common Stock into which each share of Series A Preference is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/100th of a share in the number of shares of Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

    (viii) Whenever any adjustment is required in the shares into which each share of Series A Preference is convertible, the Corporation shall forthwith (x) keep available at each of its offices at which shares of Series A Preference are convertible a statement describing in reasonable detail the adjustment and the method of calculation used and (y) cause a copy of such statement to be mailed to the holders of record of the outstanding shares of Series A Preference.

   C. The Corporation shall at all times reserve and keep available out of its treasury stock or its authorized but unissued stock, solely for the purpose of effecting the conversion of shares of Series A Preference, that number of shares of Common Stock equal to the number into which all shares of Series A Preference at the time outstanding are convertible.

   D. The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A
Preference pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any shares of Common Stock in a name other than that in which the shares of Series A Preference so converted were registered and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

   E.    Shares of Series A Preference converted into Common
Stock shall be from time to time cancelled and retired in the manner provided by law and shall thereafter become authorized and unissued shares undesignated as to series.

                             DIVISION E
                            COMMON STOCK

   1. VOTING RIGHTS. Except as otherwise provided herein, the holders of shares of the Common Stock shall he entitled to one vote per share on all matters.

   2. DIVIDENDS. After prior satisfaction of the dividend rights of and the sinking fund obligations to the holders of the Serial Preferred Stock and the Serial Preference Stock, the holders of shares of the Common Stock shall be entitled to receive dividends as, when and in the amounts declared by the Board of Directors.

   3. PREEMPTIVE RIGHTS. No holder of any share of Common Stock shall be entitled to the preemptive right to subscribe to or purchase any shares of Common Stock or any securities convertible into shares of Common Stock or any warrants, rights or options to purchase shares of Common Stock.

   4. DISSOLUTION. Upon the liquidation, dissolution or winding up of the Corporation, after the satisfaction of the rights of all creditors and of the prior rights of the holders of the Serial Preferred Stock and the Serial Preference Stock, the holders of the Common Stock shall be entitled to share pro rata the remaining assets of the Corporation.

                            DIVISION F
                          IMPLEMENTATION

   On the day on which these Restated Articles of Incorporation become effective by the issuance of a certificate of amendment by the State Corporation Commission of Virginia (the Effective Date), each five shares of Preferred Stock, $10 par value, of the Corporation then issued shall automatically become one share of the Series A Preferred.

   No fractional shares shall be issued. Any stockholder otherwise entitled to a fractional share of the Series A Preferred, shall, upon the surrender of his certificate(s) for shares of Preferred Stock, $10 par value, be afforded the opportunity, during the thirty-day period immediately following the Effective Date, of instructing
First & Merchants National Bank, Richmond, Virginia as Agent Bank, in writing to purchase an additional fractional share interest sufficient to make a full share of the Series A Preferred.
If such stockholder does not so notify the Agent Bank, such Bank shall sell the fractional share interest and remit the proceeds to such stockholder. Any such purchase or sale by the Agent Bank shall be made at least forty days and not more than fifty days following the Effective Date at the prevailing market price.

   No holder of shares of Preferred Stock, $10 par value, shall, after the Effective Date, be entitled to receive dividends or to vote or to exercise any other rights as a stockholder until the certificate(s) representing such shares are surrendered for certificates for shares of the Series A Preferred. But upon such surrender all dividends not paid because of this provision shall be paid.

   The shares of $3 Three Year Cumulative Convertible Serial Preference Stock, Series A, issued on the Effective Date (other than shares which, on the Effective Date, have been converted into Common Stock but have not previously been cancelled) shall automatically become shares of the Series A Preference without any surrender of the certificates therefor. Shares of $3 Three Year Cumulative Convertible Serial Preference Stock, Series A, which, on the Effective Date, have been converted into Common Stock but have not previously been cancelled, shall be cancelled. The shares of Common Stock then issued shall remain issued as shares of Common Stock authorized hereby.

   On the Effective Date, the stated capital of the Corporation shall be fixed at the aggregate of $50 in respect of each share of the Series A Preferred then issued, $50 in respect of each share of the Series A Preference then issued and $10 in respect of each share of Common Stock then issued. Thereafter, whenever shares of the Series A Preference are surrendered for conversion into shares of Common Stock, and at the time that the Board of Directors shall take action to cancel the shares surrendered for conversion in accordance with clause E of Section 7 of Division
D of this Article III, stated capital of the Corporation shall, at the time of such cancellation and in accordance with Articles of Reduction then to be filed with the State Corporation Commission of Virginia, be reduced by $50 in respect of each share so surrendered for conversion less $10 in respect of each share of Common Stock issued upon such conversion.


                                 ARTICLE IV

   Until otherwise changed by the by-laws, the number of directors shall be twelve. The directors shall be divided into three classes as nearly equal in number as possible with the term of each director (or his successor in the case of a director not elected by the stockholders) to expire at the third annual meeting after his election (or the election of his predecessor). Directors serving at the Effective Date shall continue in office for the respective terms for which they were elected. Upon any increase in the number of directors, the additional vancancies shall be assigned by the Board of Directors to classes in such a manner that the number of each class shall be as nearly equal as possible and the vacancies shall be filled for terms corresponding to the classes to which the vacancies are so assigned.

   The provisions of the preceding paragraph shall not, however, apply to any directors elected by the holders of certain series of the Serial Preferred Stock pursuant to clause D of Section 6 of Division B of Article III nor to any directors elected by the holders of certain series of the Serial Preference Stock pursuant to clause B of Section 6 of Division D of Article III. All of such directors shall be elected for terms expiring at the adjournment of the next annual meeting of the stockholders or earlier if they shall no longer be entitled to serve as directors.